Exhibit 10.1

VERSARTIS, INC.

FOURTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

February 14, 2014

-i-

VERSARTIS, INC.

FOURTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

THIS FOURTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT (the “Agreement”) is made as of the 14th day of February, 2014, by and among Versartis, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor.”

RECITALS

WHEREAS, the Company and certain of the Investors are party to a Third Amended and Restated Investors Rights Agreement dated October 1, 2013, which was subsequently amended as of December 10, 2013 (as amended, the “Prior Agreement”);

WHEREAS, the Company and certain of the Investors have entered into that certain Series E Preferred Stock Purchase Agreement of even date herewith (the “Series E Purchase Agreement”), which provides for, among other things, the purchase of shares of Series E Preferred Stock (as defined below);

WHEREAS, a condition to certain of the Investors’ obligations under the Series E Purchase Agreement is that the Company and the parties to the Prior Agreement amend and restate the Prior Agreement pursuant to this Agreement;

WHEREAS, the Prior Agreement provides that it may be amended with the written consent of the Company and the Requisite Threshold, as such term is defined in the Prior Agreement, and certain of the parties hereto constitute such required parties;

WHEREAS, to induce certain of the Investors to enter into the Series E Purchase Agreement and purchase shares of Series E Preferred Stock pursuant to the Series E Purchase Agreement, the Company and the Investors (as defined in the Prior Agreement) desire to enter into this Agreement with such Investors.

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend and restate the Prior Agreement as follows:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b) The term “Act” means the Securities Act of 1933, as amended.

(c) The term “Affiliate” means, with respect to any specified Investor or Holder (as the case may be), any other Investor or Holder who directly or indirectly, controls, is controlled by or is under common control with such Investor or Holder, including without limitation any general partner, managing member, officer or director of such Investor or Holder, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management or advisory company with, such Investor or Holder; or, in the case of Fidelity, any mutual funds or similar pooled vehicles that are controlled by, under comment control with, managed or advised by the same management company or registered investment advisor (or an affiliate of such management company or registered investment advisor) as Fidelity.

(d) The term “Common Stock” means the Company’s Common Stock.

(e) The term “Competitor” means any entity that has an active and ongoing research, development or commercialization program to develop therapeutic products derived from any “Selected Target” (as defined in the Second Amended and Restated License Agreement, dated December 30, 2010, between the Company and Amunix Operating, Inc. (“Amunix”), as amended by the letter agreement dated February 3, 2011, and as further amended by the Amendment No. 1 to Second Amended and Restated Licensing Agreement effective January 7, 2013 (the “License Agreement”)) or any molecule with the same mode of action as any such Selected Target.

(f) The term “Fidelity” means, collectively, Fidelity Select Portfolios: Biotechnology Portfolio; Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund; Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund; Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund; and Fidelity Group Trust for Employee Benefit Plans: Fidelity Growth Company Commingled Pool.

(g) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(h) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

(i) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(j) The term “Liquidation Event” shall have the meaning of such same term as defined in the Restated Certificate.

(k) The term “Liquidation Preference” shall have the meaning of such same term as defined in the Restated Certificate.

(l) The term “Preferred Directors” shall have the meaning of such same term as defined in the Restated Certificate.

(m) The term “Preferred Stock” means that Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

(n) The term “Qualified Public Offering” shall have the meaning of such same term as defined in the Restated Certificate.

(o) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(p) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his, her or its rights under this Section 1 are not assigned. The number of shares of Registrable Securities outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(q) The “Requisite Threshold” shall mean either (a) the Considered Holders Threshold (as such term is defined below) or (b) the Alternative Threshold (as such term is defined below). “Considered Holders Threshold” shall mean at least three of the Considered Holders (as such term is defined below). “Alternative Threshold” shall mean both (a) a majority of the Board, including a majority of the directors of the Corporation that are not Preferred Directors (as such term is defined below) and (b) either (i) a majority of the Considered Holders, or, (ii) if there are fewer than three Considered Holders, all of the remaining Considered Holders. Subject to the last sentence of this paragraph, the “Considered Holders” shall mean the New Leaf Holder (as such term is defined below), the Advent Holder (as such term is defined below), the Index Holder (as such term is defined below), the Aisling Holder (as such term is defined below) and the Sofinnova Holder (as such term is defined below). The “New Leaf Holder” shall mean the holder or holders of a majority of the outstanding shares of Preferred Stock (taken together as a single class and not as separate series, and on an as-converted basis) that were originally issued by the Company to New Leaf Ventures II L.P. The “Advent Holder” shall mean the holder or holders of a majority of the aggregate number of outstanding shares of Preferred Stock (taken together as a single class and not as separate series, and on an as-converted basis) that were originally issued by the Company to Advent Life Sciences Fund I LP and Advent Life Sciences LLP. The “Index Holder” shall mean the holder or holders of a majority of the outstanding shares of Preferred Stock (taken together as a single class and not as separate series, and on an as-converted basis) that were originally issued by the Company to Index Ventures IV (Jersey), L.P., Index Ventures IV Parallel Entrepreneurs Fund (Jersey), L.P. and Yucca (Jersey) SLP. The “Aisling Holder” shall mean the holder or holders of a majority of the outstanding shares of Preferred Stock (taken together as a single class and not as separate series, and on an as-converted basis) that were originally issued by the Company to Aisling Capital HI, LP. The “Sofinnova Holder” shall mean the holder or holders of a majority of the outstanding shares of Preferred Stock (taken together as a single class and not as separate series, and on an as-converted basis) that were originally issued by the Company to Sofinnova Venture Partners VIII, L.P. In the event that any shares of Preferred Stock that were originally issued to the New Leaf Holder, the Advent Holder, the Index Holder, the Aisling Holder or the Sofinnova Holder, as applicable, are converted into shares of Common Stock pursuant to the “Qualified Financing Mandatory Conversion” provisions set forth in Section 8 of Part B of Article IV of the Company’s Restated Certificate, then such New Leaf Holder, Advent Holder, Index Holder, Aisling Holder or Sofinnova Holder, as applicable, shall no longer be a “Considered Holder” for any purpose.

(r) The term “Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time.

(s) The term “Rule 144” shall mean Rule 144 under the Act.

(t) The term “SEC” shall mean the Securities and Exchange Commission.

(u) The term “Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.0001 per share.

(v) The term “Series B Preferred Stock” means the Company’s Series B Preferred Stock, par value $0.0001 per share.

(w) The term “Series C Preferred Stock” means the Company’s Series C Preferred Stock, par value of $0.0001 per share.

(x) The term “Series D Preferred Stock” means, collectively, the Series D-1 Preferred Stock and the Series D-2 Preferred Stock.

(y) The term “Series D-1 Preferred Stock” means the Company’s Series D-1 Preferred Stock, par value of $0.0001 per share.

(z) The term “Series D-2 Preferred Stock” means the Company’s Series D-2 Preferred Stock, par value of $0.0001 per share.

(aa) The term “Series E Preferred Stock” means the Company’s Series E Preferred Stock, par value of $0.0001 per share.

1.2 Request for Registration.

(a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) four years after the date of this Agreement and (ii) six months after the effective date of the Initial Offering, a written request from the Holders of 50% or more of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $5,000,000, then the Company shall, within 20 days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within 20 days after the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number securities underwritten (including Registrable Securities), then the Company shall so advise Holders that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from registration.

(c) Notwithstanding the foregoing, the Company shall not required to effect a registration pursuant to this Section 1.2:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except may be required under the Act; or

(ii) after the Company has effected two registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

(iii) during the period starting with the date 30 days prior to the Company’s good faith estimate of the date of the filing of and ending on a date 90 days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing good faith commercially reasonable efforts to cause such registration statement to become effective; or

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to Section 1.4 hereof; or

(v) if the Company shall furnish to Holders requesting registration pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Company’s Board of Directors (the “Board”) stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and stockholders for such registration to be effected at such time, in which event Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any 12-month period and provided further that the Company shall not register any securities for the account of itself or other stockholder during such ninety 90-day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities; that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below 30% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering or (ii) any securities held by a person that is not a Holder be included in such offering if any Registrable Securities held by any Holder (and that such Holder has requested to be registered) are excluded from such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4 Form S-3 Registration. In case the Company shall receive from the Holders (for purposes of this Section 1.4, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $3,000,000;

(iii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any 12-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such 90-day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period shall be extended for up to an additional 90 days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national securities exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed;

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(j) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(k) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(ii) materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne and paid by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 1.2 and 1.4.

1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, and the partners, members, officers, directors and stockholders of each such Holder, legal counsel and accountants for each such Holder, any underwriter (as such term is defined in the Act) for each such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any other federal or state law, or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company (or any of its agents) of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any such Holder, underwriter, controlling person or other aforementioned person.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company and each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In no event shall a Holder’s liability pursuant to this Section 1.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 1.9(b), exceed the net proceeds from the offering received by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.10 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90)-days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner, Affiliate or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 1,000,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Threshold, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

1.13 “Market Stand-Off” Agreement.

(a) Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall apply only to the Company’s initial offering of equity securities, to the extent applicable under the FINRA or NASD rules, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, shall not apply to any shares purchased by such Holder from the underwriters in such Initial Offering or in the open market following such Initial Offering, and shall only be applicable to the Holders if all officers and directors of the Company enter into similar agreements and if the Company uses commercially reasonable efforts to obtain similar agreements from greater than one percent stockholders (including any shares issuable upon exercise of outstanding options) of the Company. If the underwriters release an aggregate of more than 3,000,000 shares of Common Stock (as adjusted for any stock splits, reverse stock splits and the like after the date hereof) held by officers, directors and/or 5% stockholders of the Company from the restrictions of the market stand-off agreement described in this Section 1.13, then for each such share released in excess of 3,000,000, each Holder will be entitled to be concurrently released in the same manner and on the same terms from such restrictions pro rata based on the number of shares subject to such stand-off agreements. The underwriters in connection with the Company’s Initial Offering are intended third-party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

(b) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (i) after five years following the consummation of the Qualified Public Offering (but with respect to a Holder who is an affiliate (as that term is defined in Rule 405 of the Act) of the Company, six years following the consummation of the Qualified Public Offering), (ii) as to any Holder, such earlier time after the Initial Offering at which such Holder (A) can sell all shares held by it in compliance with Rule 144(b)(1) or (B) holds one percent or less of the Company’s outstanding

Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the, Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three-month period without registration in compliance with Rule 144, (iii) as to any Holder, when such Holder no longer holds any Registrable Shares or (iv) after the consummation of a Liquidation Event, so long as the consideration received in connection therewith is either cash or registered securities that are freely tradeable.

2. Covenants.

2.1 Delivery of Financial Statements. The Company shall, upon request, deliver to each Investor (or transferee of an Investor) that holds at least 5,000,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like) (a “Major Investor”):

(a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within thirty days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statement may be subject to normal year-end audit adjustments and may not contain all notes thereto that may be required in accordance with GAAP);

(c) as soon as practicable, but in any event within 30 days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

(d) as soon as practicable, but in any event at least 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(e) as soon as practicable, but in any event within 30 days of the end of each fiscal year, a capitalization table certified by the Company’s Chief Financial Officer;

(f) a copy of any presentation made to the Board regarding developments with respect to the Company’s clinical data; and

(g) such other information relating to the financial condition, business or corporate affairs of the Company as the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.

2.2 Inspection. The Company shall permit each Major Investor (provided that the Board has not reasonably determined that such Major Investor is a Competitor), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the

Company’s affairs, finances and accounts with its officers, all upon reasonable advance notice and at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

2.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earliest to occur of (i) a Qualified Public Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur or (iii) the consummation of a Liquidation Event so long as the consideration received in connection therewith is either cash or registered securities that are freely tradeable. In the event the Board has reasonably determined in good faith that a Major Investor is a Competitor, or employee or director of a Competitor, the Company may withhold, and restrict access to, conflicted or sensitive materials; provided, however, that for the purposes of this Agreement (including but not limited to this Section 2.3 and Section 2.2), each of the Index Holder, the New Leaf Holder, the Advent Holder, the Aisling Holder and the Sofinnova Holder (and in each case their Affiliates) shall be deemed not to be a Competitor.

2.4 Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, the term “Major Investor” includes any general partners and Affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 3.5 (the “ROFO Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b) By written notification received by the Company within 20 calendar days after the giving of the ROFO Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the ROFO Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by such Major Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then held by all Major Investors (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) (the “Pro-Rata Percentage”). The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the 10-day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, that is equal to the proportion that the number of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock issued and held by such Fully-Exercising Investor bears to the total number of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock issued and held by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

(c) If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the 90-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the ROFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

(d) The right of first offer in this Section 2.4 shall not be applicable to:

(i) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by a majority of the Preferred Directors;

(ii) the issuance of securities in a Qualified Public Offering;

(iii) the issuance of Common Stock or other underlying security actually issued upon the conversion, exchange or exercise of any derivative security;

(iv) securities issued in connection with bona fide acquisitions, sales of assets, mergers or similar transactions, the terms of which are approved by a majority of the Preferred Directors;

(v) the issuance and sale of Series E Preferred Stock pursuant to the Series E Purchase Agreement;

(vi) the issuance of securities in connection with stock splits, stock dividends or other distributions on the Company’s capital stock;

(vii) the issuance of securities or rights to persons or entities with which the Company has business relationships, provided such issuances are primarily for other than equity financing purposes, provided that in each case, (x) the terms of such issuance have been approved by a majority of the Preferred Directors, and (y) the aggregate number of securities or rights issued pursuant to this clause (vii), clause (viii) and clause (ix) shall not exceed 5,000,000 (on an as-converted to Common Stock or as-exercised basis, and subject to appropriate adjustment for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like);

(viii) securities issued to financial institutions with federal or state charters or to lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions, provided that in each case (x) the terms of such issuance have been approved by a majority of the Preferred Directors, and (y) the aggregate number of securities or rights issued pursuant to this clause (viii), clause (vii) and clause (ix) shall not exceed 5,000,000 (on an as-converted to Common Stock or as-exercised basis, and subject to appropriate adjustment for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like);

(ix) securities issued or issuable to an entity as a component of any business relationship with such entity for the purpose of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Company’s products or services or (C) any other arrangements involving corporate partners that are primarily for purposes other than raising capital, provided that, in each case, (x) the terms of such business relationship and such issuance have been approved by a majority of the Preferred Directors, and (y) the aggregate number of securities or rights issued pursuant to this clause (ix), clause (vii) and clause (viii) shall not exceed 5,000,000 (on an as-converted to Common Stock or as-exercised basis, and subject to appropriate adjustment for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like);

(x) the issuance of shares of Common Stock as a result of the antidilution provisions of any derivative securities;

(xi) with respect to a Major Investor, if at the time of such offering of Shares, such Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and such offering of Shares is otherwise being offered only to accredited investors.

(e) The rights provided in this Section 2.4 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor that is a venture capital fund may assign or transfer such rights to an affiliated venture capital fund.

(f) The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon the consummation of (i) a Qualified Public Offering (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction) or (ii) a Liquidation Event.

2.5 Observer Rights. Each of the Index Holder, New Leaf Holder, Advent Holder, Aisling Holder, Sofinnova Holder and Amunix, so long it owns at least 1,000,000 shares of Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like) (or an equivalent amount of Common Stock issued upon conversion thereof), shall be entitled to have a representative attend all meetings of the Board in a nonvoting observer capacity and, in this respect, the Company shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if such Investor or its representative is or is affiliated with a Competitor.

2.6 Proprietary Information and Inventions Agreements; Non Competition Agreements. The Company shall require all employees and consultants with access to confidential information to execute and deliver a Proprietary Information and Inventions Agreement in substantially the form approved by the Board. Such Proprietary Information and Inventions Agreement shall provide that the Company shall own all right, title and interest to intellectual property made, conceived or reduced to practice by the employee or consultant, as applicable, in connection with such employee’s or consultant’s employment by the Company, and that the Company is appointed agent and attorney-in-fact to act for and on behalf of such employee or consultant to execute and file documents in connection with Company owned intellectual property. The Company shall require key employees, as determined by the Board, to enter into (i) non-competition agreements, which will prohibit such employee from participating, directly or indirectly, in any business that may compete with the Company, anywhere in the world, for the period during his or her employment and (ii) non-solicitation agreements, which will prohibit such employee from encouraging or soliciting any employee or consultant of the Company to leave the Company for any reason (except for the bona fide firing of Company personnel within the scope of such employee’s employment) for the period during his or her employment and for 12 months afterwards, each where allowed by applicable law.

2.7 Employee Agreements. Unless approved by the Board, all future employees, officers and directors of the Company who shall purchase, or receive options to purchase, shares of the Company’s Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (i) vesting of shares over a four-year period with the first 25% of such shares vesting following 12 months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following 36 months thereafter, (ii) a lockup period of not less than 180 days (plus any extension required under applicable FINRA or NASD rules) in connection with the Company’s initial public offering, and (iii) such person agreeing to be bound as a Stockholder under the Fourth Amended and Restated Voting Agreement of even date herewith among the Company and the other parties thereto. The Company shall retain a right of first refusal on transfers until the Company’s initial public offering and the right to repurchase unvested shares at cost. The granting of options will be subject to approval by the compensation committee of the Board and ratification by the Board.

2.8 Company Actions.

(a) Neither the Company nor any direct or indirect subsidiary of the Company shall directly or indirectly (by amendment, merger, consolidation or otherwise) without first obtaining the Board of Directors’ approval, including the approval of a majority of the Preferred Directors:

(i) make any investment other than investments in prime commercial paper, money market funds or investments of similar risk profile;

(ii) hire, terminate or change the compensation of any executive officer or approve any equity compensation plans or grants for executive officers;

(iii) approve any annual operating plan, budget or any changes thereto, or make (A) any expenditures in the aggregate exceeding by more than $500,000 the aggregate amount of expenditures authorized in the budget most recently and specifically approved by a majority of the Preferred Directors or (B) any new expenditures individually or in the aggregate exceeding $500,000;

(iv) appoint, dismiss or change the appointment of the Company’s auditor, general outside counsel or patent counsel;

(v) take any action to effect any initial public offering of the equity securities of the Company or any of its subsidiaries;

(vi) amend or modify, or waive any rights under, any provision of the License Agreement;

(vii) consummate or consent to a Liquidation Event;

(viii) increase or decrease the total number of authorized shares of any series or sub-series of Preferred Stock or of Common Stock;

(ix) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series or sub-series of capital stock (or any security convertible into or exercisable for any such capital stock) that ranks senior to or pari passu with any series or subseries of Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption;

(x)(A) reclassify, alter or amend any existing security of the Company that is pari passu with any series or sub-series of Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to any series or sub-series of Preferred Stock in respect of any such right, preference or privilege, or (B) reclassify, alter or amend any existing security of the Company that is junior to any series or sub-series of Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with any series or sub-series of Preferred Stock in respect of any such right, preference or privilege;

(xi) alter or change the rights, preferences or privileges of any series or sub-series of Preferred Stock;

(xii) amend, waive, alter or repeal any provision of the Restated Certificate or the Company’s Bylaws;

(xiii) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare a dividend or make any distribution on the capital stock of the Company (or any subsidiary of the Company), other than (a) dividends or distributions on the Preferred Stock as expressly authorized in the Restated Certificate; (b) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock; or (c) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary of the Company in connection with the cessation of such employment or service at the lower of the original purchase price for such stock or the then-current fair market value of such stock;

(xiv) purchase or acquire any other business or entity (whether by asset purchase, stock purchase, merger or otherwise) or create any subsidiary;

(xv) make any loan or advance, or grant any credit, in excess of $500,000, except as arising in the ordinary course of business;

(xvi) make any loan or advance, or grant any credit, to any person, including any employee or director of the Company or any subsidiary, except advances for travel expenses and similar expenditures to be incurred on behalf of the Company in the ordinary course of business;

(xvii) create or authorize the creation of any debt security or take on any indebtedness or guarantee in excess of $500,000;

(xviii) guarantee any indebtedness except for accounts receivable arising in the ordinary course of business;

(xix) adopt or amend any stock option scheme or any other equity incentive plan (including any increase to the number of shares reserved for issuance thereunder);

(xx) change the principal business of the Company, enter into new lines of business or exit a line of business;

(xxi) sell, transfer, lease, assign, license, pledge, encumber or dispose of any assets or intellectual property of the Company (whether by a single transaction or a series of related transactions) the aggregate fair market value of which exceeds $1,000,000 (excluding any transfer or assignment required by the License Agreement);

(xxii) purchase or acquire any assets or intellectual property (whether by a single transaction or a series of related transactions) the aggregate fair market value of which exceeds $1,000,000;

(xxiii) enter into any transaction with any officer, director or other affiliate of the Company (except those approved by 75% of the disinterested directors); or

(xxiv) change the authorized number of directors constituting the Board of Directors of the Company to a number other than nine.

(b) Neither the Company nor any direct or indirect subsidiary of the Company shall directly or indirectly (by amendment, merger, consolidation or otherwise) without first obtaining the written consent or affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of Series D Preferred Stock, consenting or voting separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter, or repeal any provision of the Restated Certificate or the Company’s Bylaws in a manner that adversely affects the rights, preference or privileges of the Series D-1 Preferred Stock or Series D-2 Preferred Stock;

(ii) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series or sub-series of capital stock (or any security convertible into or exercisable for any such capital stock) that ranks senior to or pari passu with the Series D-1 Preferred Stock or Series D-2 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption;

(iii)(A) reclassify, alter or amend any existing security of the Company that is pari passu with the Series D-1 Preferred Stock or Series D-2 Preferred Stock, respectively, in respect of the distribution of assets on the liquidation, dissolution or winding up of the corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series D-1 Preferred Stock or Series D-2 Preferred Stock, respectively, in respect of any such right, preference or privilege, or (B) reclassify, alter or amend any existing security of the Company that is junior to the Series D-1 Preferred Stock or Series D-2 Preferred Stock, respectively, in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series D-1 Preferred Stock or Series D-2 Preferred Stock, respectively, in respect of any such right, preference or privilege;

(iv) declare or pay any dividend on any capital stock;

(v) alter or change the rights, preference or privileges of the Series D Preferred Stock in a manner that adversely affects the rights, preference or privileges of the Series D Preferred Stock;

(vi) consummate or consent to a Liquidation Event unless the holders of Series D-1 Preferred Stock and Series D-2 Preferred Stock, as applicable, would receive in such Liquidation Event an amount equal to the Liquidation Preference in respect of the then outstanding Series D-1 Preferred Stock and Series D-2 Preferred Stock, as applicable; or

(vii) increase or decrease the authorized number of shares of the Series D Preferred Stock.

(c) Neither the Company nor any direct or indirect subsidiary of the Company shall directly or indirectly (by amendment, merger, consolidation or otherwise) without first obtaining the written consent or affirmative vote of the Requisite Threshold, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) consummate or consent to a Liquidation Event; amend, alter, or repeal any provision of the Restated Certificate or the Company’s Bylaws;

(ii) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series or sub-series of capital stock (or any security convertible into or exercisable for any such capital stock) that ranks senior to or pari passu with any series or sub-series of Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption;

(iii) increase or decrease the authorized number of shares of Common Stock or Preferred Stock;

(iv) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare a dividend or make any distribution on the capital stock of the Company (or any subsidiary of the Company), other than (a) dividends or distributions on the Preferred Stock as expressly authorized in the Restated Certificate; (b) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock; or (c) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary of the Company in connection with the cessation of such employment or service at the lower of the original purchase price for such stock or the then-current fair market value of such stock;

(v) create or authorize the creation of any debt security or take on any indebtedness or guarantee in excess of $500,000;

(vi) increase or decrease the size of the Board of Directors;

(vii) increase the number of shares reserved for issuance under the Company’s equity incentive plans;

(viii) alter or change the rights, preferences or privileges of any series or sub-series of Preferred Stock;

(ix) guarantee any indebtedness except for accounts receivable arising in the ordinary course of business;

(x) adopt or amend any stock option scheme or any other equity incentive plan;

(xi) change the principal business of the Company, enter into new lines of business or exit a line of business;

(xii) sell, transfer, lease, assign, license, pledge, encumber or dispose of any assets or intellectual property of the Company (whether by a single transaction or a series of related transactions) the aggregate fair market value of which exceeds $1,000,000 (excluding any transfer or assignment required by the License Agreement);

(xiii) purchase or acquire any assets or intellectual property (whether by a single transaction or a series of related transactions) the aggregate fair market value of which exceeds $1,000,000;

(xiv) enter into any transaction with any officer, director or other affiliate of the Company (except those approved by 75% of the disinterested directors); or

(xv) make any loan or advance, or grant any credit, to any employee or director of the Company or any subsidiary, except advances for travel expenses and similar expenditures to be incurred on behalf of the Company in the ordinary course of business.

(d) Neither the Company nor any direct or indirect subsidiary of the Company shall directly or indirectly (by amendment, merger, consolidation or otherwise) without first obtaining the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series E Preferred Stock, consenting or voting separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter, or repeal any provision of the Restated Certificate or the Company’s Bylaws in a manner that adversely affects the rights, preference or privileges of the Series E Preferred Stock;

(ii) alter or change the rights, preference or privileges of the Series E Preferred Stock in a manner that adversely affects the rights, preference or privileges of the Series E Preferred Stock;

(iii) increase or decrease the authorized number of shares of the Series E Preferred Stock;

(iv) waive the anti-dilution provisions applicable to the Series E Preferred Stock provided in Section 4(d) of the Restated Certificate; or

(v) subject the shares of Series E Preferred Stock to the provisions of Section 8 of the Restated Certificate or any other “pay-to-play” forced conversion provision.

For the avoidance of doubt, the creation, authorization of the creation of, issuance or commitment to issue shares of any additional class or series or sub-series of capital stock (or any security convertible into or exercisable for any such capital stock) that ranks senior to or pari passu with the Series E Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and/or rights of redemption shall not in and of itself require a separate vote of the Series E Preferred Stock.

2.9 Corporate Opportunities. The Company shall present investment opportunities from third parties and investors, and any merger or sale opportunities, to the Board as soon as practical, and in any case within seven business days.

2.10 D&O Insurance; Indemnification. The Company will, at its own expense maintain, or cause to be maintained, insurance with respect to its assets and business against loss or damage of the kinds customarily insured against by similarly situated corporations engaged in the same or similar businesses, in adequate amounts. The Company will use its best efforts to maintain in full force and effect director and officer liability insurance with a carrier and in an amount and on such terms satisfactory to the Board. In the event the Company merges with another entity and is not the surviving entity, or transfers all of its assets, proper provisions shall be made so that successors of the Company assume the Company’s obligations with respect to indemnification of directors.

2.11 Corporate Governance. The Company shall hold meetings of the Board by telephone or in person at least once every calendar quarter unless otherwise agreed by a vote of a majority of directors. At least one week prior to each meeting of the Board, the management of the Company shall submit reporting information to each member of the Board. The Company shall reimburse the reasonable out-of-pocket expenses of the non-employee directors of the Company incurred in their services to the Company.

2.12 Board Committees. Each committee of the Board shall have at least one Preferred Director. At least one director designated by each of the Considered Holders shall have an opportunity to sit on any committee of their choosing. No committee of the Board shall be established, and no authority shall be delegated by the Board to any committee, without the consent of the Requisite Threshold.

2.13 Termination of Certain Covenants. In addition to any other termination provisions contained therein, the covenants set forth in Sections 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11 and 2.12 shall terminate and be of no further force or effect upon the consummation of (i) a Qualified Public Offering or (ii) a Liquidation Event so long as the consideration received in connection therewith is either cash or registered securities that are freely tradeable.

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law. This Agreement shall be interpreted under the laws of the State of Delaware without reference to Delaware conflicts of law provisions.

3.3 Massachusetts Business Trust. A copy of this Agreement and Declaration of Trust of Fidelity or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of Fidelity or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of Fidelity or any affiliate thereof individually but are binding only upon Fidelity or any affiliate thereof and its assets and property.

3.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt or (v) if outside the U.S., two business days after deposit with an internationally recognized overnight courier, specifying two-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).

3.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.8 Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Requisite Threshold; provided, however, that (i) Section 2.5, with respect to each Considered Holder, may only be amended or waived with respect to such Considered Holder with the consent of such Considered Holder; (ii) Section 1.13 and Section 2.1 shall not be amended or waived without the consent of Fidelity if such amendment or waiver affects the rights and/or obligations of Fidelity in a manner that is materially different than those of other Major Investors and (iii) if the Right of First Offer contained in Section 2.4 is waived with respect to a sale of Shares, no Major Investors shall be allowed to participate in such sale of Shares unless (A) all Major Investors are allowed to purchase such Major Investor’s Pro Rata Percentage or (B) such waiver is approved in writing by the holders of a majority of the then outstanding shares of Series E Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company. Notwithstanding the foregoing, no consent shall be necessary to add additional Investors as signatories to this Agreement in accordance with Section 1.11.

3.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

3.10 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

VERSARTIS, INC.

By:	/s/ Jeffrey L. Cleland
Name:	Jeffrey L. Cleland
Title:	Chief Executive Officer

Address:

275 Shoreline Drive
Redwood City, CA 94065

Fax: 650-963-5898

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS: INDEX VENTURES IV (JERSEY), L.P. By: its Managing General Partner: Index Venture Associates IV Limited

/s/ Charles Le Comu
	Name:	Charles Le Comu
	Title:	Alternate Director

Address:	Index Venture Associates IV Limited Ogier House The Esplanade St Helier Jersey JE4 9WG Channel Islands Attn: Giles Johnstone-Scott Fax : + 44 (0) 1534 504444

INDEX VENTURES IV PARALLEL ENTREPRENEUR FUND (JERSEY), L.P. By: its Managing General Partner: Index Venture Associates IV Limited

/s/ Charles Le Comu
	Name:	Charles Le Comu
	Title:	Alternate Director

Address:	Index Venture Associates IV Limited Ogier House The Esplanade St Helier Jersey JE4 9WG Channel Islands Attn: Giles Johnstone-Scott Fax : + 44 (0) 1534 504444

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: YUCCA ( JERSEY) SLP By: Ogier Employee Benefit Services Limited as Authorised Signatory of Yucca (Jersey) SLP in its capacity as administrator of the Index Co-Investment Scheme

/s/ Charles Le Comu
Authorised Signatory - Ogier Employee Benefit Services Limited

Address:

Ogier Employee Benefit Services Limited

Ogier House

The Esplanade

St Helier

Jersey JE4 9WG

Channel Islands

Fax : +44 (0) 1534 504444

Attn: Hollie Benec’h

With copies to:

Index Venture Management S.A.

2 rue de Jargonnant

1207 Geneva

Switzerland

Fax: +41 22 737 0099

Attn: Andre Dubois

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

AMUNIX OPERATING, INC.

By:	/s/ Volker Schellenberger
Name:	Volker Schellenberger
Title:	President and CFO

Address:

500 Ellis Street
Mountain View, CA 94043

Fax: 650-428-1803

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

NEW LEAF VENTURES II, L.P.

By:	New Leaf Venture Associates II, L.P.
Its:	General Partner

	By:	New Leaf Venture Management I, L.L.C.
	Its:	General Partner

By:	/s/ Craig Slutzkin
Name:	Craig Slutzkin
Title:	Chief Financial Officer

Address:

1200 Park Place, Suite 300
San Mateo, CA 94043
Attn: Michael Dybbs

Fax: 650-234-2704

With a copy to:

WilmerHale
60 State Street
Boston, MA 02109
Attn: David E. Redlick and Jason L. Kropp

Fax: 617-526-5000

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

ADVENT LIFE SCIENCES FUND I LP
By:	Advent Life Sciences LLP
Its:	General Partner

By:	/s/ Kaasim Mahmood
Name:	Kaasim Mahmood
Title:	Partner

Address:

158-160 North Gower Street
London NW1 2ND
United Kingdom
Attention: Kaasim Mahmood

Fax: +44 207 828 1474

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

ADVENT LIFE SCIENCES LLP

By:	/s/ Kaasim Mahmood
Name:	Kaasim Mahmood
Title:	Partner

Address:

158-160 North Gower Street
London NW1 2ND
United Kingdom
Attention: Kaasim Mahmood

Fax: +44 207 828 1474

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

AISLING CAPITAL III, LP

By:	/s/ Lloyd Appel
Name:	Lloyd Appel
Title:	CFO

Aisling Capital III, L.P.
888 Seventh Avenue, 30th Floor
New York, NY 10106
Attn: Steve Elms and Anthony Sun
Fax: 212 651 6379 and

Aisling Capital III, L.P.
888 Seventh Avenue, 30th Floor
New York, NY 10106
Attn: Chief Financial Officer
Fax: 212 651 6379

With a required copy to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173-1922
Attn: Todd Finger Fax: 212 547 5444

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

SOFINNOVA VENTURE PARTNERS VIII, L.P.
By:	Sofinnova Management VIII, L.L.C.
Its General Partner

By:	/s/ Srinivas Akkarajv
Name:	Srinivas Akkarajv
Title:	Managing Member

Address: 2800 Sand Hill Road, Suite 150
Menlo Park, CA 94025

With a required copy to:

WilmerHale
60 State Street
Boston, MA 02109
Attention: David E. Redlick and Jason L. Kropp

Fax: 617-526-5000

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (DAPER I)

By:	/s/ Kristal Dehnad
Name:	Kristal Dehnad on behalf of MartinaPoquet
Title:	Managing Director –
Separate Investments

Address:

Stanford Management Company
Attn: Jeffrey Sefa-Boakye
635 Knight Way
Stanford, CA 94305-7297
Attn: Jeffrey Sefa-Boakye

Fax: 617-526-5000

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

FIDELITY SELECT PORTFOLIOS: BIOTECHNOLOGY PORTFOLIO

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Title:	Treasurer

Address:

Brown Brothers Harriman & Co.
525 Washington Blvd
Jersey City NJ 07310
Attn: Michael Lerman 15th Floor
Corporate Actions
Email: michael.lerman@bbh.com

Fax: 617 772-2418

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Title:	Treasurer

Address:

State Street Bank & Trust
PO Box 5756
Boston, Massachusetts 02206
Attn: Bangle & Co fbo Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund
Email: SSBCORPACTIONS@StateStreet.com

Fax: 617-988-9110

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Title:	Deputy Treasurer

Address:

State Street Bank & Trust
PO Box 5756
Boston, Massachusetts 02206
Attn: WAVELENGTH + CO Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund
Email: SSBCORPACTIONS@StateStreet.com

Fax: 617-988-9110

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Title:	Deputy Treasurer

Address:

Ball & Co
C/o Citibank N.A/Custody
IC&D Lock Box
P.O Box 7247-7057
Philadelphia, P.A 19170-7057
Account #: 206681
Email: fidelity.tpacd@citi.com

Fax: 813-604-1415

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

FIDELITY GROUP TRUST FOR EMPLOYEE BENEFIT PLANS: FIDELITY GROWTH COMPANY COMMINGLED POOL

By:	/s/ Rachel Tyler
Name:	Rachel Tyler
Title:	Sr. Vice President

Address:

Brown Brothers Harriman & Co.
525 Washington Blvd
Jersey City NJ 07310
Attn: Michael Lerman 15th Floor
Corporate Actions
Email: michael.lerman@bbh.com

Fax: 617 772-2418

With a copy to:

Goodwin Proctor
Exchange Place 53 State Street Boston, MA 02109
Attn: David Henken

Fidelity

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

667, L.P. (account #1),

By: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Name:	Scott Lessing
Title:	President

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

667, L.P. (account #2),

By: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Name:	Scott Lessing
Title:	President

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

BAKER BROTHERS LIFE SCIENCES, L.P.,

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Name:	Scott Lessing
Title:	President

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

14159, L.P.,

By: BAKER BROS. ADVISORS LP, management company and investment adviser to 14159, L.P., pursuant to authority granted to it by 14159 Capital, L.P., general partner to 14159, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Name:	Scott Lessing
Title:	President

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: PERCEPTIVE LIFE SCIENCES MASTER FUND LTD

By:	/s/ James H. Mannix
Name:	James H. Mannix
Title:	Chief Operating Officer

Address: 499 Park Ave 25th floor New York NY 10022 Attn: Steve Berger Fax: 617 772-2418

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: TITAN PERC LTD

By:	/s/ Darren Ross
Name:	Darren Ross
Title:	Chief Operating Officer

Address: 2 International Drive Suite 200 Rye Brook NY 1057 Fax: 914-517-7164

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: RA CAPITAL MANAGEMENT, LLC

By:	/s/ Peter Kolchinsky
Name:	Peter Kolchinsky
Title:	Manager

Address: 20 Park Ave. Boston, MA 02116 Fax: (617) 778-2150

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: ROCK SPRINGS CAPITAL MASTER FUND LP By: Rock Springs GP LLC Its: General Partner

By:	/s/ Gordon Bussard
Name:	Gordon “Mark” Bussard
Title: Manager

[Versartis, Inc. Fourth Amended and Restated Investor Rights Agreement]

SCHEDULE A

SCHEDULE OF INVESTORS

Index Ventures IV (Jersey), L.P.

Index Ventures IV Parallel Entrepreneur Fund (Jersey), L.P.

Yucca ( Jersey) SLP

Amunix Operating, Inc.

New Leaf Ventures II, L.P.

Advent Life Sciences Fund I LP

Advent Life Sciences LLP

Aisling Capital III, LP

Sofinnova Venture Partners VIII, L.P.

The Board of Trustees of Leland Stanford Junior University (DAPER I)

Fidelity Select Portfolios: Biotechnology Portfolio

Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

Fidelity Group Trust for Employee Benefit Plans: Fidelity Growth Company Commingled Pool

667, L.P. (Account #1)

667, L.P. (Account #2)

Baker Brothers Life Sciences, L.P.

Perceptive Life Science Master Fund LTD

14159, L.P.

Titan Perc LTD

RA Capital Management, LLC

Rock Springs Capital Master Fund LP